                                                                    EXHIBIT 23.3




                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


    As independent petroleum consultants, Ryder Scott Company, L.P. consents to the references to our reports corresponding to the effective dates December 31, 1999, December 31, 2000 and December 31, 2001, and to the reference to Ryder Scott Company, L.P. as experts in the field of petroleum engineering, which were incorporated by reference in the Registration Statement on Form S-3 of Nuevo Energy Company.


/s/ RYDER SCOTT COMPANY, L.P.



                                                   RYDER SCOTT COMPANY, L.P.




November 13, 2002